CODE OF ETHICS

                                       OF

                HEITMAN REAL ESTATE SECURITIES LLC (THE "FIRM")


PREAMBLE

Rule 204A-1 (the "RULE") adopted by the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940 (the "ADVISERS ACT"), and effective FEBRUARY 1 2005, requires every federally registered investment adviser to adopt a code of ethics which, among other things:

 o sets forth a standard of business conduct that the adviser requires of all of its officers, managers and employees (sometimes hereinafter called "FIRM EMPLOYEES") and certain Affiliated Firm Employees (as defined below) with respect to the Firm (such Firm Employees and Affiliated Firm Employees are sometimes hereinafter called "SUPERVISED PERSONS"), including the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by registered investment advisers (e.g. "insider trading"); and

 o imposes recordkeeping and pre-approval requirements with respect to certain personal securities transactions of those supervised persons who are ACCESS PERSONS.

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standards and procedures reasonably necessary to prevent any such violations.

Pursuant to the requirements of the Rule, the managers of the FIRM have adopted this code of ethics (the "CODE"), which is based upon the principle that all supervised persons owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including in the case of access persons their personal Reportable Securities (as hereinafter defined) transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients;
(ii) taking inappropriate advantage of their position with the Firm and its affiliates; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Firm's Chief Compliance Officer ("CCO") to report violations of this Code to the Firm's managers and to the Board of Directors or Trustees of any Fund advised or sub-advised by the Firm.

 This Code is also being adopted in compliance with the requirements of Rule 17j-1 (the "Rule 17j-1") adopted by the SEC under the Investment Company Act of 1940, as amended (the "Investment Company Act").

 DEFINITIONS

 For the purposes of this Code, the following terms shall have the following definitions:

 1.    "1934 ACT" means the Securities Exchange Act of 1934, as amended.

 2. "ACCESS PERSON" means any supervised person who may have access to non-public information regarding publicly traded Securities or who is involved in making investment recommendations to clients as well as any member of such person's household.

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 3.   "Advisers Act" is defined in the Preamble to this Code.

 4. "AFFILIATED FIRM EMPLOYEE" means any person (i) who is an officer, manager or employee of the Firm's parent, Heitman LLC, or an entity (other than the Firm) that is owned by Heitman LLC and (ii) whom the managers of the Firm deem an "access person" for the purposes of this Code.

 5. "AFFILIATED INVESTOR," as it relates to any supervised person, means and includes all members of such supervised person's household and all family trusts and/or retirement plans such as 401(k) plans and IRAs with respect to which such supervised person or household member owns a beneficial interest.

 6. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting Securities of such other person;
      (b) any person five (5%) percent or more of whose outstanding voting Securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, manager, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and
      (f) if such other person is an unincorporated investment company not having a board of managers, the depositor thereof.

 7. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the 1934 Act in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the Security. A person is normally regarded as the beneficial owner of Securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the Securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

 8.   "CCO" is defined in the Preamble to this Code.

 9.   "CODE" the Code of Ethics of the Firm.

10. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting Securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting Securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

11. "DCO" is defined in the section of this Code captioned "PROHIBITED ACTIVITIES."

12. "DISCLOSABLE TRANSACTION" means any transaction in a Security pursuant to which an access person would have a beneficial ownership.

13. "FEDERAL SECURITIES LAWS," to the extent applicable to the Firm and all supervised persons, means (a) the Advisers Act, the 1934 Act, the Securities Act, Title V of the Gramm-Leach-Bliley Act of

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      1999, the Investment Company Act of 1940, the Sarbanes-Oxley Act of 2002,
      and any rules adopted by the SEC under any of the foregoing statutes; and
      (b) the Bank Secrecy Act and any rules adopted thereunder by the SEC or the Department of the U.S. Treasury.

14.   "FIRM" is defined in the Preamble to this Code.

15. "FIRM EMPLOYEE" means and includes each officer, manager and employee of the Firm.

16. "FUND" means any investment vehicle registered under the Investment Company Act of 1940 for which the Firm, or its affiliate, acts as manager, adviser or sub-adviser.

17.   "HCM" is defined in the section of this Code captioned "SCREENING
      VIOLATIONS."

18. "INITIAL PUBLIC OFFERING" or "IPO" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

19.   "INVESTMENT COMPANY ACT" is defined in the Preamble to this Code.

20. "INVESTMENT PERSONNEL" means (a) any Portfolio Manager of the Firm; (b) any supervised person who in connection with his regular functions or duties, makes or participates in making recommendations regarding the investment of client assets by the Firm; or (c) any person who controls a Fund or the Firm and who obtains information concerning recommendations made to any Fund or a Portfolio regarding the purchase or sale of Securities by the Fund or Portfolio.

21. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2), Section 4(6) or Section 18(b)(4)(D) or Rules 504 or 506 under Regulation D promulgated thereunder ("LIMITED OFFERINGS" ARE SOMETIMES COMMONLY REFERRED TO AS "PRIVATE PLACEMENTS").

22. "MEMBER OF HOUSEHOLD" or similar expression with respect to any supervised person, means any member of such person's immediate family living in his or her household (i.e., spouse, child, parents, stepchild, grandchild, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and includes adoptive relationships).

 23. "NON-CONTROLLED SECURITIES" means Securities, with respect to purchases and sales of which an access person (or applicable member of his or her household) has no direct or indirect influence or control, including:

      (a) purchases or sales effected in any account over which the access person (or applicable member of his or her household) has no direct or indirect influence or control;

      (b) purchases or sales which are non-volitional on the part of access person (or applicable member of his or her household);

      (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan other than with respect to Securities whose acquisition was either prohibited by this Code or failed to obtain pre-approval as required by this Code; and

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      (d) Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its Securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

24. "NON-REPORTABLE SECURITY" means and includes direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted Securities enumerated above, as well as Securities in any registered open-end investment companies (i.e. open-end mutual funds) which are not advised or sub-advised by the Firm or any of its affiliates (including affiliates and subsidiaries of Old Mutual (US) Holdings Inc.).

25.   "PERSON" means a natural person or a company.

26. "PORTFOLIO" means any account, trust or other investment vehicle (except a "Fund") over which the Firm has investment management discretion and/or acts as manager, adviser or sub-adviser.

27. "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Firm.

28. "PUBLICLY TRADED REAL ESTATE COMPANIES" means and includes publicly traded securities of real estate investment trusts and other companies principally engaged in the real estate business.

29. "REPORTABLE SECURITY" means and includes all Securities other than Non-Reportable Securities and Non-Controlled Securities.

30. "REPORTABLE SECURITY REQUIRING PRE-APPROVAL" is defined in the section of this Code captioned "INVESTMENTS BY ACCESS PERSONS REQUIRING PRE-APPROVAL."

31.   "RULE" is defined in the Preamble to this Code.

32.   "SEC" is defined in the Preamble to this Code.

33.   "SECURITIES ACT" means the Securities Act of 1933, as amended.

34. "SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act. This definition includes, in general, any interest or instrument commonly known as a "Security, including options."

35. "SUPERVISED PERSON" means and includes each and every Firm Employee and every Affiliated Firm Employee.

REQUIREMENTS APPLICABLE TO ALL SUPERVISED PERSONS

Each supervised person must:

1. conduct all of his/her business activities in accordance with the requirements of this Code and consistent with the Firm's fiduciary duties to its clients;

2. comply with all applicable Federal Securities Laws (as hereinafter defined);

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3.   promptly report any violations of this Code to the DCO or the CCO; and

4. acknowledge that he/she has received, read and understands this Code and recognizes that he/she is subject to its provisions.

POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any supervised person from trading, either personally or on behalf of others on MATERIAL NONPUBLIC information or communicating MATERIAL NONPUBLIC information to others in violation of the law. This conduct is frequently referred to as "insider trading."

Trading on inside information is not prohibited unless the information is MATERIAL. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that supervised persons should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Trading on inside information is also prohibited unless the information is PUBLIC. Information is NONPUBLIC until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

The Firm's insider trading policy applies to every supervised person. Any questions regarding the Firm's policy and procedures should be referred to the CCO.

The Firm specifically prohibits:

1. any supervised person or any member of the supervised person's household trading in any Security while in possession of material nonpublic information about, or otherwise with respect to, the issuer of that Security; and

2. any supervised person communicating material nonpublic information about, or otherwise with respect to, any publicly traded issuer of Securities to anyone else except in the ordinary course of such supervised person's duties.

If you are considering trading in a Security and believe that you may have material nonpublic information about, or otherwise affecting, the issuing company, or if you have questions as to whether the information you have may be material and/or nonpublic, you should take the following steps.

1.    Refer the matter immediately to the CCO.


2. Do not purchase or sell the Security on behalf of yourself or others until the CCO has responded.

3. Do not communicate the information inside or outside the Firm, other than to the CCO or in the ordinary course of your duties.

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4.    After the CCO has reviewed the issue, you will either be instructed to continue the prohibition against trading the Security and communication of the information or you will be advised that you are allowed to trade the Security and communicate the information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should always be taken so that any such information is secure. For example, flies containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be password-protected or otherwise restricted.

The role of the CCO is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's supervisory procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will provide, on a regular basis, an educational program to familiarize supervised persons with the Firm's insider trading policy and procedures.

To detect insider trading, the CCO will review the trading activity reports filed by each access person.

PROHIBITED ACTIVITIES

 1.  PROHIBITED INVESTMENTS

     o ACQUISITION OF INTERESTS IN MUTUAL FUNDS ADVISED OR SUBADVISED BY SUBSIDIARIES OF HEITMAN LLC

         Acquisition of a beneficial interest in any Securities in any registered open-end investment company (i.e. open-end mutual fund) which is advised or subadvised by any subsidiary of Heitman LLC is strictly prohibited (ANY SUPERVISED PERSON WHO IS UNCERTAIN AS TO WHICH MUTUAL FUNDS ARE BEING ADVISED OR SUBADVISED BY SUBSIDIARIES OF HEITMAN LLC AT ANY PARTICULAR TIME SHOULD CONTACT THE FIRM'S DEPUTY COMPLIANCE OFFICER ("DHO")). The foregoing prohibition does not apply to acquisitions of beneficial interests in any Non-Controlled Securities of such Heitman advised or subadvised open-end mutual funds.

     o   ACQUISITION OF INTERESTS IN INITIAL PUBLIC OFFERINGS

         Acquisition of a beneficial interest in any Initial Public Offering ("IPO") is strictly prohibited.

         THE FOREGOING PROHIBITIONS APPLY TO ALL SUPERVISED PERSONS AS WELL AS THEIR AFFILIATED INVESTORS.

 2.  PROHIBITED TRANSACTIONS

     No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule l7j-1 of the Investment Company Act or Section 206 of the Investment Advisers Act as set forth above.

              Note: The Portfolios of the PBHG Funds and the Old Mutual Asset Allocation Funds (collectively the "Affiliated Portfolios") are managed by investment advisers that are subsidiaries of or organizations otherwise affiliated with Old Mutual (US) Holdings Inc. (the "Management Companies"). Under the organizational structure of the Management

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   Companies, the entities maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Management Companies who are defined as "access persons" under the Invest Company Act, under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order for any other Affiliated Portfolios in the Fund or account for which a different Management Company serves as investment adviser. To restrict the flow of investment information related to the Affiliated Portfolios, access persons at a Management Company are prohibited from disclosing pending "buy" or "sell" orders for an Affiliated Portfolio of the Fund or account to any employees of any other Management Company until the order is executed or withdrawn. The Management Companies shall implement procedures designed to achieve employee awareness of this prohibition.

Except as provided in the EXCEPTION below, no access person shall:

      (a) for his/her own account, purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her ACTUAL KNOWLEDGE at the time of such purchase or sale:

                 (1) is being considered for purchase or sale by any Portfolio or Fund managed by the Firm, or
                 (2) is being purchased or sold by any Portfolio or Fund managed by the Firm;

      (b) disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm; or

      (c) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Publicly Traded Real Estate Security within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) of the Firm.

     EXCEPTION: The DCO may allow exceptions to policy (c) above on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Approval Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Fund's portfolios. The DCO shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The DCO may consider granting an exception to this prohibition if the Publicly Traded Real Estate Securities involved in the transaction are not (i) being CONSIDERED for purchase or sale by the portfolio of the Fund or Portfolio that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by the portfolio of the Fund, or Portfolio that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the access person must complete, sign and submit to the Firm's DCO a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT E), certifying that the proposed

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             transaction is in compliance with this Code. The DCO shall retain a record of exceptions granted and the reasons supporting the decision.

3. OTHER PROHIBITED ACTIVITIES

     o UNLAWFUL ACTIVITIES UNDER SECTION 206 OF THE ADVISERS ACT AND RULE 17J-1 OF THE INVESTMENT COMPANY ACT

         The following activities on the part of any supervised person are all unlawful under Section 206 of the Advisers Act and Rule 17j-1 of the Investment Company Act and therefore strictly prohibited:

         1. to employ a device, scheme or artifice to defraud a Portfolio (as hereinafter defined), a Fund (as hereinafter defined), any client or prospective client;

         2. to make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

         3. to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

         4. to engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

     o   SCREENING VIOLATIONS

         The firm is registered with the SEC as an investment adviser under the Advisers Act. The Firm provides investment advisory and asset management services to institutional and individual investors with respect to investments in Publicly Traded Real Estate Companies. Heitman Capital Management LLC ("HCM"), an affiliate of the Firm is also registered as an investment adviser under the Advisers Act. HCM provides investment advisory and asset management services primarily to institutional investors with respect to direct and indirect (e.g. in a joint venture structure) investments in U.S. commercial real estate.

         Because certain HCM supervised persons might, in the course of their employment, have access to material nonpublic information about or otherwise affecting Publicly Traded Real Estate Companies or because a member of HCM supervised person's household might have a business relationship with, or hold a director or officer position with respect to, a Publicly Traded Real Estate Company, Heitman has adopted a broad screening policy whereunder all HCM employees are prohibited from communicating to Firm Employees any material nonpublic information (i) with respect to which there is a substantial likelihood that a reasonable investor would consider it important in making his, her or its investment decisions with respect to any Publicly Traded Real Estate Company or any information obtained by HCM employees relating to Publicly Traded Real Estate Company, or (ii) that is reasonably certain to have a substantial effect on the price of such company's Securities. This screening policy is also applicable when Firm supervised persons might have access to material nonpublic information as described in the first sentence in this paragraph. In these events, Firm supervised persons are prohibited from communicating to non-Firm employees any material nonpublic information as described in (i) and (ii) above.

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    o ACCEPTANCE OF GIFTS

         No supervised person may accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm (FOR PURPOSES OF THIS CODE, "DE MINIMUS" SHALL BE CONSIDERED TO BE THE ANNUAL RECEIPT OF GIFTS FROM THE SAME SOURCE CUMULATIVELY VALUED AT $100.00 OR LESS PER INDIVIDUAL RECIPIENT).

    o SERVICE ON BOARDS OF DIRECTORS OF PUBLICLY TRADED COMPANIES

         No supervised person may serve on the Board of Directors of any publicly traded company without prior authorization of the Chief Executive Officer of Heitman LLC. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of screening procedures or other procedures to isolate such investment personnel from making decisions about trading in that company's Securities. Notification of such directorships shall be made to the CCO.

INVESTMENTS BY ACCESS PERSONS REQUIRING PRE-APPROVAL

Except for Non-Controlled Securities, all access persons and their Affiliated Investors must receive prior written approval before they acquire or sell beneficial interests in the following Reportable Securities (each a "REPORTABLE SECURITY REQUIRING PRE-APPROVAL"):

o    REPORTABLE SECURITIES APPEARING ON THE RESTRICTED LIST

     The DCO maintains a "Restricted List" containing the names of publicly traded securities with respect to which the DCO believes that one or more access persons may have access to inside information by virtue of his, her or their job-related duties. The Restricted List is distributed on a quarterly basis or when it changes.

     Personal trading of Reportable Securities appearing on the Restricted List requires the prior approval of the DCO or other officer designated by the CCO or the managers of the Firm.

o REPORTABLE SECURITIES OF U.S. REAL ESTATE INVESTMENT TRUSTS AND U.S. REAL ESTATE OPERATING COMPANIES

     Personal trading of Reportable Securities issued by any publicly traded U.S. Real Estate Investment Trust and U.S. Real Estate Operating Company requires prior approval of the DCO or other officer designated by the CCO or the managers of the Firm.

o    REPORTABLE SECURITIES THAT ARE THE SUBJECT OF A LIMITED OFFERING

     Acquisition of any Reportable Securities that are the subject of a Limited Offering requires the prior written approval of the DCO or the CCO.

PRE-APPROVAL AND REPORTING PROCEDURES AND REQUIREMENTS

 1.  PRE-APPROVAL PROCEDURES

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    Except with respect to Heitman-sponsored investment vehicles where the Firm has globally approved in writing investments by access persons and their Affiliated Investors, all access persons should request pre-approval for any such purchases or sales of Reportable Securities Requiring Pre-Approval by completing, signing and submitting to the DCO the Personal Securities Transactions Pre-Approval Form attached hereto as EXHIBIT A.

    Pre-approval for a particular purchase or sale of any publicly traded Security will expire at the close of business on the trading date two (2) business days after the date on which pre-approval is received by the access person. For example, pre-approval received during business hours on a Friday, regardless of time received, would expire as of the close of business the following Monday. If the trade is not completed before such pre-approval expires, the access person is required to obtain a new pre-approval for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was pre-approved, such access person is obligated to disclose such information to the DCO prior to executing the pre-approved transaction.

    With respect to any Security that constitutes a Limited Offering, pre-approval for a particular purchase or sale will expire upon the earlier of the expiration date for consummation of such purchase or sale, if any, as reflected in the documents governing such Limited Offering, or upon the access person's becoming aware of the occurrence of any change in facts or circumstance, either with respect to the Limited Offering or to the Firm or any of its affiliates, which is sufficiently material so as to merit a resubmission of the investment. If the trade is not completed before such pre-approval expires, the access person is required to obtain a new pre-approval for the trade. In addition, if an access person becomes aware of any additional information with respect to a Limited Offering transaction that was pre-approved, such access person is obligated to disclose such information to the applicable DCO prior to executing the pre-approved transaction.

2.  DISCLOSURE OF PERSONAL HOLDINGS

    Within ten days of becoming an access person, each access person shall disclose to the DCO in writing on the form attached as EXHIBIT B and captioned "INITIAL REPORT OF ACCESS PERSON" all personal holdings of such access person and any Affiliated Investor in Reportable Securities (including Reportable Securities acquired before the supervised person became an access person). The name of any broker, dealer or bank with whom the access person or Affiliated Investor account holder maintains an account in which any Reportable Securities were held for the direct or indirect benefit of the access person or Affiliated Investor must also be reported. Such initial holdings report must be current as of a date not more than 45 days prior to the supervised person becoming an access person.

    The DCO may, at his/her discretion, request access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

    In addition to reporting Securities holdings, every access person shall certify in his or her initial report that:

    (a) such access person has received, read and understands the Code and recognizes that he/she and any members of his/her household are subject thereto; and

    (b) such access person has no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between his/her Reportable Securities transactions or Reportable Securities transactions of his/her Affiliated Investors and Reportable Securities held or to be acquired by a Fund or Portfolio.

3.   QUARTERLY REPORTING REQUIREMENTS

     All access persons shall disclose to the DCO in writing on the form attached as EXHIBIT C and captioned "SECURITIES TRANSACTIONS FOR THE
     CALENDAR QUARTER ENDED [   ]" all personal Reportable Securities
     transactions conducted on his/her behalf or on behalf of any Affiliated Investor during the period as of the calendar quarter ended within thirty
     (30) days after quarter end as well as any accounts established during such calendar quarter in which any such Reportable Securities are held.

     In lieu of manually filling out all of the information required by the
     Securities Transactions for the Calendar Quarter Ended [   ] form, access
     persons may attach confirms and/or account statements to a signed form or may arrange with the Firm for electronic communication of such information.

4.   ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE

     Within thirty (30) days after year end, each access person shall disclose to the DCO in writing on the form attached as EXHIBIT D and captioned "ANNUAL REPORT OF ACCESS PERSON" all personal holdings of such access person and all Affiliated Investors in Reportable Securities as of the calendar year then ended.

     In addition to reporting Securities holdings, every access person shall certify annually that:

     (a) such access person has received, read and understands this Code and recognizes that he/she is subject thereto;

     (b) such access person has complied with the requirements of this Code and has reported all personal Reportable Securities transactions; and

     (c) such access person has no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between his/her Reportable Securities transactions/holdings or Reportable Securities transactions/holdings of his/her Affiliated Investors and Reportable Securities held or to be acquired by a Fund or Portfolio.

5. DEPUTY COMPLIANCE OFFICER'S CERTIFICATIONS AND REPORTS TO CHIEF COMPLIANCE OFFICER

     The DCO shall provide as soon as practicable after each quarter end, a certification to the CCO that, as of the prior quarter end:

     (a) the DCO has collected all documentation required by the Code, Rule 17j-1 and Rule 204A-l and is retaining such documentation on behalf of the Firm; and

     (b) there have been no violations to the Code or, if there have been violations to the Code, each such violation has been documented and reported to the CCO.

     The DCO shall maintain a list of access persons who are subject to this Code, such list to be updated as of the end of each calendar quarter.

     The DCO shall also provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, review/approval reports and approval for IPO Securities and Limited Offering Securities, as may be requested by the CCO.

6.   GENERAL REPORTING REQUIREMENTS

     The CCO shall notify each access person that he or she is subject to this Code and the reporting requirements contained herein, and shall deliver a copy of this Code and any amendments thereto to each supervised person when he/she becomes an access person, or upon request. Each such person shall acknowledge in writing that he/she has received a copy of this Code, and all amendments.

     Reports submitted pursuant to this Code shall be confidential and shall be provided only to the officers and managers of the Firm and each Fund, Fund counsel and/or regulatory authorities upon appropriate request.

7.   EXCESSIVE OR OTHERWISE INAPPROPRIATE TRADING

     The Firm understands that it is appropriate for access persons to participate in the public Securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the CCO), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time. Accordingly, if the CCO believes at any time that any supervised person's personal trading is either excessive or otherwise inappropriate, such personal trading transactions may not be approved or may be limited by the CCO.

8.   CONFLICT OF INTEREST

     Every access person shall notify the DCO of any personal conflict of interest relationship which may involve the Fund or Portfolio, such as any economic relationship between his/her Reportable Securities transactions/holdings or Reportable Securities transactions/holdings of his/her Affiliated Investors and Reportable Securities held or to be acquired by a Fund or Portfolio.

REPORTING OF VIOLATIONS TO THE FIRM'S MANAGERS

The CCO shall promptly report to the managers of the Firm all apparent material violations of this Code and the reporting requirements thereunder.

When the CCO finds that a transaction otherwise reportable to the managers pursuant to this Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 204A-1, he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code, in lieu of reporting the transaction to the Firm's managers.

The managers of the Firm, or a Committee created by such managers for such purpose, shall consider reports made to the managers hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

ANNUAL REPORTING TO FUND BOARDS OF DIRECTORS

The Firm's DCO shall prepare an annual report relating to this Code to each Fund Board of Directors and shall send a copy of such report to the managers of the Firm. Such annual report shall:

1. summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

2. identify any violations requiring significant remedial action during the past year;

3. identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations; and

4. state that the Firm has adopted procedures reasonably necessary to prevent access persons from violating the Code.

SANCTIONS

Upon being made aware of any material violation of this Code by any supervised person, the managers of the Firm may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

RETENTION OF RECORDS

The Firm shall maintain the following records:

1. a copy of any code of ethics adopted and implemented currently in effect, or which was in effect at any time within the past five years;

2. a record of any violation of the Code that has occurred within the past five years and any action taken as a result of the violation;

3. a copy of all written acknowledgements required under the Code for each person who is currently, or was within the past five years, an access person;

4. a copy of each required report made by an access person within the past five years, including any brokerage confirmation and account statements made in lieu of such reports;

5. a record of the names of the persons who currently are, or within the past five years were, access persons; and

6. for not less than five years after the end of the fiscal year in which any such approval may be granted, a record of any decision and supporting reasons for approving the acquisition by, or for the benefit of, access persons or related members of their households of any Reportable Securities Requiring Pre-Approval.

                                   EXHIBIT A

               REPORTABLE SECURITIES REQUIRING PRE-APPROVAL FORM

1. By executing this document, I hereby acknowledge that I am an "access person" with respect to the Heitman Real Estate Securities LLC (THE "FIRM") Code of Ethics (the "CODE").

2. I hereby request pre-approval for the Reportable Securities Requiring Pre-Approval (AS DEFINED IN THE CODE) listed below.

------------------------------------------------------------------------------------------------------------------------------------
           SECURITY                             PRICE PER                              NATURE OF           NAME(S) OF     AUTHORIZED
  (include interest rate and      NO. OF          SHARE           PRINCIPAL           TRANSACTION           REGISTERED      BY DCO
maturity date, if applicable)     SHARES    (or proposed price)    AMOUNT*      (Purchase Sale, Other)      OWNER(S)       YES NO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

*Principal Amount shall be determined by muhiplying the number of shares by the price per share.

The inclusion of any security in this report or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the access person or related person or entity to whom beneficial ownership in such security is attributed in such report has any direct or indirect beneficial ownership in such security.

Is any proposed transaction described above considered a Limited Offering?
                      Yes: [ ]          No: [ ]
  Signature ___________________________      Signature _________________________
                 Access Person                         Deputy Compliance Officer
      Name: ___________________________        Name: ___________________________

      Date: ___________________________*       Date: ___________________________


* This pre-approval will expire at the close of business on the second (2ND) trading day after pre-approval was granted. The access person is required to obtain additional preclearance if the trade is not completed before the authority expires. With respect to a Limited Offering, pre-approval for a purchase or sale will expire upon the earlier of the expiration date for consummation of such purchase or sale, if any, as reflected in the documents governing the Limited Offering, or upon the access person becoming aware of the occurrence of any change in facts or circumstance, either with respect to the Limited Offering or to the Firm or any of its affiliates, which is sufficiently material so as to merit a resubmission of the investment.

                                   EXHIBIT B

                         INITIAL REPORT OF ACCESS PERSON

1. By executing this document, I hereby acknowledge that I am an "access person" with respect to the Heitman Real Estate Securities Advisors LLC ("THE FIRM") Code of Ethics (the "CODE"). I further acknowledge that I have received a copy of the Code and that I have read and understand the Code.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Heitman Registered Investment Advisers or a Fund or Portfolio (as EITHER TERM IS DEFINED IN THE CODE), such as any economic relationship between my transactions and securities held or to be acquired by any of the Heitman Registered Investment Advisers or a Fund or Portfolio.

3. As of the date below I, members of my household (AS DEFINED IN THE CODE) and our respective family trusts and/or retirement plans (SUCH AS 401(K) PLANS AND IRAs) owned a direct or indirect beneficial ownership in the following Reportable Securities (as DEFINED IN THE CODE):

PLEASE COMPLETE THE FOLLOWING SCHEDULE AND/OR CHECK THE BOX IF AN ADDENDUM IS ATTACHED LISTING SECURITIES. THE ADDENDUM MAY BE USED TO DISCLOSE HOLDINGS IN LIMITED OFFERINGS (PRIVATE PLACEMENTS) [ ]

          SECURITY           TICKER OR      NO. OF     PRINCIPAL          NAME(S) OF           NATURE OF         BROKER, DEALER
      (include interest        CUSIP        SHARES       AMOUNT       REGISTERED OWNER(S)       OWNERSHIP         OR BANK WHERE
      rate and maturity                                (for debt                              (e.g. direct,       SECURITIES ARE
     date, if applicable)                              securities)                            in trust, etc.)          HELD
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

The inclusion of any security in this report or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the access person or related person or entity to whom beneficial ownership in such security is attributed in such report has any direct or indirect beneficial ownership in such security.

  Signature ------------------------      Signature ----------------------------
                 Access Person                         Deputy Compliance Officer


      Name:                                    Name: Nancy B. Lynn
            ------------------------                 ---------------------------
      Date:
            ------------------------*          Date: ---------------------------

                                   EXHIBIT B

                ADDENDUM TO THE INITIAL REPORT OF ACCESS PERSON

            SECURITY              TICKER OR         NO. OF        PRINCIPAL          NAME(S) OF          NATURE OF    BROKER, DEALER
    (include interest rate          CUSIP           SHARES         AMOUNT        REGISTERED OWNER(S)     OWNERSHIP    OR BANK WHERE
    and maturity date, if                                                                              (e.g. direct,  SECURITIES ARE
         applicable)                                                                                  in trust, etc.)      HELD
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

FOR USE TO DISCLOSE SECURITIES HOLDINGS IN LIMITED OFFERINGS
(PRIVATE PLACEMENTS).

   SECURITY TITLE              TYPE OF INVESTMENT            AMOUNT OF       NAME(S) OF REGISTERED              NATURE OF
(name of investment)       (LLC, Limited Partnership)       INVESTMENT            OWNER(S)              OWNERSHIP (e.g. direct,
                                                                                                         in trust, etc.)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT C

   SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: __________

1. By executing this document, I hereby acknowledge that I am an "access person" with respect to the Heitman Real Estate Securities LLC (THE "FIRM) Code of Ethics (the "CODE").

2. During the quarter referred to above, the following transactions were effected in Reportable Securities (AS DEFINED IN THE CODE) of which I, members of my household (AS DEFINED IN THE CODE) and our respective family trusts and/or retirement plans (such as 401(K) PLANS AND IRA's) had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code, (if none were transacted, write "none").

    PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED
    LISTING ADDITIONAL SECURITIES [      ]

---------------------------------------------------------------------------------------------------------------------------------
      SECURITY             TICKER   DATE OF   NO. OF    PRICE PER   PRINCIPAL      NATURE OF          NAME(S) OF        BROKER,
  (include interest          OR      TRADE    SHARES      SHARE       AMOUNT      TRANSACTION        REGISTERED        DEALER OR
     rate and              CUSIP                                                  (Purchase,           OWNER(S)        BANK WHOM
   maturity date,                                                                 Sale, Other)                          EFFECTED
   if applicable)                                                                                                        TRADE
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

The inclusion of any security in this report or in any other report required by rule 204A-l or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the access person or related person or entity to whom beneficial ownership in such security is attributed in such report has any direct or indirect beneficial ownership in such security.

                                   EXHIBIT C

         SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________


1. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS []

-----------------------------------------------------------------------------------------------
   BROKER, DEALER OR          BENEFICIAL OWNER OF ACCOUNT           ACCOUNT           DATE
  BANK THROUGH WHOM                                                 NUMBER           ACCOUNT
       EFFECTED                                                                       OPENED
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------


2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or a Portfolio, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio.

  Signature ------------------------      Signature ----------------------------
                 Access Person                      Deputy Compliance Officer
      Name:                                   Name: Nancy B. Lynn
            ------------------------                ----------------------------

      Date:                                   Date:
            ------------------------                ----------------------------
            (no later than 30 days
            after calendar quarter)

                                   EXHIBIT D

                        ANNUAL REPORT OF ACCESS PERSONS

1. By executing this document, I hereby acknowledge that I am an "access person" with respect to the Heitman Real Estate Securities LLC (THE
     "FIRM") Code of Ethics (THE "CODE"). I further acknowledge that I have: received of a copy of the Code; read and understand the Code; complied with the requirements of the Code, and; reported all securities transactions required to be reported.

2, Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Heitman Registered Investment Advisers or a Fund or Portfolio (AS EITHER TERM IS DEFINED IN THE CODE, such as any economic relationship between my transactions and securities held or to be acquired by any of the Heitman Registered Investment Advisers or a Fund or Portfolio.

3. As of December 31, 200____, I, members of my household (AS DEFINED IN THE CODE and our respective family trusts and/or retirement plans (SUCH AS 401(K) PLANS AND IRAS) owned a direct or indirect beneficial ownership in the following Reportable Securities (as DEFINED IN THE CODE:

PLEASE COMPLETE THE FOLLOWING SCHEDULE AND/OR CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING SECURITIES. THE ADDENDUM MAY BE USED TO DISCLOSE HOLDINGS IN LIMITED OFFERINGS (PRIVATE PLACEMENTS) []

------------------------------------------------------------------------------------------------------------------------------------
      SECURITY               TICKER       NO. OF         PRINCIPAL      NAME(S) OF REGISTERED     NATURE OF         BROKER,
  (include interest         OR CUSIP      SHARES           AMOUNT             OWNER(S)            OWNERSHIP        DEALER OR
  rate and maturity                                                                           (e.g. direct, in    BANK WHERE
  date, if applicable)                                                                           trust, etc.)      SECURITIES
                                                                                                                    ARE HELD
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

The inclusion of any security in this report or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the access person or related person or entity to whom beneficial ownership in such security is attributed in such report has any direct or indirect beneficial ownership in such security.

  Signature ------------------------      Signature ----------------------------
                 Access Person                      Deputy Compliance Officer
      Name:                                   Name: Nancy B. Lynn
            ------------------------                ----------------------------

      Date:
            ------------------------          Date: ----------------------------
            (no later than 30 days
            after year-end)

                                   EXHIBIT D

                 ADDENDUM TO THE ANNUAL REPORT OF ACCESS PERSON

------------------------------------------------------------------------------------------------------------------------------------
      SECURITY               TICKER       NO. OF         PRINCIPAL      NAME(S) OF REGISTERED     NATURE OF         BROKER,
  (include interest         OR CUSIP      SHARES           AMOUNT             OWNER(S)            OWNERSHIP        DEALER OR
  rate and maturity                                                                           (e.g. direct, in    BANK WHERE
  date, if applicable)                                                                           trust, etc.)      SECURITIES
                                                                                                                    ARE HELD
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

          FOR USE TO DISCLOSE SECURITIES HOLDINGS IN LIMITED OFFERINGS
                             (PRIVATE PLACEMENTS)

------------------------------------------------------------------------------------------------------------------------------------
SECURITY TITLE                   TYPE OF INVESTMENT          AMOUNT OF           NAME(S) OF REGISTERED              NATURE OF
(name of investment)         (LLC, Limited Partnership)      INVESTMENT                 OWNER(S)             OWNERSHIP (e.g. direct,
                                                                                                                 in trust, etc.)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

 SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF ACCESS PERSON FOR THE SIXTY-DAY PERIOD FROM ______________ TO ______________

 During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities in a Publicly Traded Real Estate Company were effected or are proposed to be effected in securities of which I, members of my household (AS DEFINED IN THE CODE) and our respective family trusts and/or retirement plans (SUCH AS 401(k) PLANS AND IRAs) owned a direct or indirect beneficial ownership have, or by reason of such transaction acquired, direct or indirect beneficial ownership.

------------------------------------------------------------------------------------------------------------------------------------
    SECURITY          PROPOSED      NO. OF      PRICE PER           PRINCIPAL      NAME(S) OF         NATURE OF      BROKER/DEALER
                      DATE OF       SHARES        SHARE               AMOUNT       REGISTERED        TRANSACTION    OR BANK THROUGH
                       TRADE                  (or proposed                          OWNER(S)         (Purchase,          WHOM
                                                  price)                                             Sale, Other)      EFFECTED
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

    This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

 With respect to the Portfolio or Fund that serves as the basis for my "investment personnel" status with the Firm, and transactions in the securities set forth in the table above. I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as front running transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and/or Fund;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund; and

(c)  such transactions are in compliance with the Firm's Code.

 Date:                           Signature:
      -----------------------               ------------------------------------
                                               Investment Personnel
                                      Name:
                                            ------------------------------------

In accordance with the provisions of Firm's Code, the transaction proposed to be
effected as set forth in this report is: Authorized: [ ]     Unauthorized: [ ]

 Date:                           Signature:
      -----------------------               ------------------------------------
                                             Deputy Compliance Officer
                                      Name:  Nancy B. Lynn
                                            ------------------------------------